Exhibit 107.1
Calculation of Filing Fee Tables

FORM S-8
(Form Type)

SPACE EXPLORATION TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.001 per share, issuable pursuant to the exercise of options outstanding under the Mesh Optical Technologies Corporation 2025 Equity Incentive Plan (as amended, the "Plan")	Rule 457(a)	52,005	$7.82	$406,679.10	$0.0001381	$56.16
2	Equity	Class A Common Stock, par value $0.001 per share, issuable pursuant to restricted stock units ("RSUs") outstanding under the Plan	Rule 457(a)	243,240	$110.61	$26,904,776.40	$0.0001381	$3,715.55
	Total Offering Amounts					$27,311,455.50		$3,771.71
	Total Fee Offsets							$—
	Net Fee Due							$3,771.71
1.    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall cover any additional shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), of Space Exploration Technologies Corp. (the “Registrant”), as may become issuable under options outstanding under the Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions pursuant to the terms of the Plan. The proposed maximum aggregate offering price was calculated using the weighted-average exercise price of such options outstanding of $7.82 per share.
2.    Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock as may become issuable under RSUs outstanding under the Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions pursuant to the terms of the Plan. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, based on the average of the high and low sales price of the Common Stock of $110.61 per share, as reported on the Nasdaq on July 31, 2026.